Exhibit 99.1

Bunker Hill Announces Restructuring of Outstanding Debt alongside up to US$60 Million Equity Financing and Provision of New Standby Facility

KELLOGG, IDAHO, USA | VANCOUVER, BRITISH COLUMBIA, CANADA – March 6, 2025 – Bunker Hill Mining Corp. (“Bunker Hill” or the “Company”) (TSX-V: BNKR |OTCQB: BHLL) announces a significant capital restructuring involving Teck Resources Limited (“Teck”), Sprott Streaming and Royalty Company (together with its affiliates, “Sprott Streaming”) and Monetary Metals Bond III LLC (together with its affiliates, “Monetary Metals”), intended to ensure the Bunker Hill Mine (the “Project”) remains on track for commissioning and operations in H2 2025 and full nameplate production in H1 2026. This transaction will result in the conversion into equity of certain outstanding debt whilst modifying the existing royalty and stream financing arrangements.

Concurrently, the Company intends to complete a non-brokered private placement of equity units of the Company (“Units”) with Teck for aggregate gross proceeds of up to US$40 million (C$57,480,000)1 (the “Non-Brokered Offering”). In addition, the Company has entered into an agreement with a syndicate of agents led by BMO Capital Markets, CIBC Capital Markets and Red Cloud Securities Inc. as joint book runners (collectively, the “Agents”), to support a “best efforts” marketed private placement (the “Brokered Offering” and, together with the Non-Brokered Offering, the “Equity Financings”) of Units, at a price of US$0.105 per Unit, for aggregate gross proceeds of up to US$20 million (C$28,740,000)1. Each Unit will consist of one share of common stock of the Company (a “Common Share”) and one-half of one Common Share purchase warrant (a “Warrant”). Each whole Warrant will be exercisable for one additional Common Share (a “Warrant Share”) at a price of C$0.25 per Warrant Share for a period of 12 months following the date of issuance.

“Working with our strategic investors, Teck, Sprott Streaming and Monetary Metals, the Company is pleased to announce this transformational deal, which not only enables the Project restart, but also critically strengthens our balance sheet for the long-term benefit of all Bunker Hill stakeholders,” said Sam Ash, President & CEO. “This Teck-led investment helps to further strengthen and de-risk American metal supply chains, whilst creating new American mining jobs in the Silver Valley, Idaho at a critical time”.

HIGHLIGHTS

■	Up to approximately US$60 million (C$86,220,000)[1] equity financings to ensure resilient construction, start-up and ramp up – this deal is intended to provide sufficient working capital to bring one of the only near-production American mining projects, currently 65% complete, into commissioning and operations in H2 2025.
■	Transformational strengthening of the balance sheet – the flexibility shown by Bunker Hill’s financial partners – Sprott Streaming and Monetary Metals, has enabled a catalytic reduction in financing costs, increasing life of mine (“LOM”) free-cash flow and a much healthier ratio of debt to equity. This is expected to significantly reduce risk and increase the capital available to Bunker Hill for investment in exploration and expansion.
■	Risk reduced further with the provision of up to US$10 million in a standby facility – to further improve asset resilience, intended to reduce risk to equity investors during the critical first three years of operation.
■	Enabled by the strategic cross-border partnership with Teck – building upon the joint work done to transfer Teck’s Pend Oreille mill to the Bunker Hill site in 2023, this investment locks in LOM supply of zinc and lead-silver concentrate to Teck and their Trail smelter in British Columbia.

1 Based on a USD/CAD exchange rate of 1.4370 as published by the Bank of Canada on March 5, 2025.

■	Expansion financing in place to enhance exposure to project upside – the restart budget incorporates sufficient funds to conduct brownfield exploration focused on higher-grade silver targets near to existing infrastructure, resource expansion activities as well as technical studies designed to support the development of the Bunker Hill 2.0 Expansion Project.

Figure 1 – Bunker Hill Construction and Operations Team within the Processing Plant, Kellogg, Idaho

DETAILS

Equity Financings

The Brokered Offering will consist of up to 190,476,190 Units at a price of US$0.1052 (C$0.15) per Unit (the “Offering Price”) for aggregate gross proceeds of up to US$20 million (C$28,740,000)3 to certain: (i) accredited investors (as defined in National Instrument 45-106 – Prospectus Exemptions) in the Provinces of British Columbia, Alberta and Ontario; (ii) Accredited Investors (as defined under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) and (iii) investors in certain offshore jurisdictions on a basis which does not require the qualification or registration of the securities comprising the Units offered in such jurisdictions.

In addition, the Company intends to grant the Agents an option, exercisable in whole or in part by the Agents at any time up to 48 hours prior to the closing date of the Brokered Offering, to offer for sale up to 28,571,428 additional Units to cover over-allocations, if any (the “Agents’ Option”). The definitive terms of the Agents’ engagement, including the Agents’ Option and the fees and expenses payable in connection with the Brokered Offering, will be contained in an agency agreement to be entered into by the Company and the Agents prior to the closing of the Brokered Offering.

2 Based on a CAD/USD exchange rate of 0.6959 as published by the Bank of Canada on March 5, 2025.

3 Based on a USD/CAD exchange rate of 1.4370 as published by the Bank of Canada on March 5, 2025.

The Non-Brokered Offering consists of up to 380,952,381 Units at the Offering Price for aggregate gross proceeds of up to US$40 million (C$57,480,000)4, subscribed for in full by Teck or its affiliate(s) in accordance with the terms of a subscription agreement entered into by the Company and Teck. The Non-Brokered Offering is subject to negotiation and execution of all additional necessary definitive documentation and various closing conditions, including the completion of the Restructuring Transactions and the Brokered Offering and certain amendments to the previously entered into silver loan with Monetary Metals, and receipt of all necessary stockholder, regulatory and stock exchange approvals. The Company expects that Teck will own greater than 20% of the issued and outstanding Common Shares following the closing of the Transactions (as defined below) and therefore will become a Control Person (as defined in the TSX Venture Exchange (the “TSX-V”) policies).

As at the date hereof, Teck beneficially owns, directly or indirectly, or exercises control or direction over, 23,784,723 Common Shares and warrants to purchase an additional 2,951,389 Common Shares, representing approximately 6.6% of the issued and outstanding Common Shares on a non-diluted basis and approximately 7.4% on a partially diluted basis. Assuming the completion of (i) the maximum offering amount under the Brokered Offering (excluding the exercise of the Agents’ Option), (ii) the maximum offering amount under the Non-Brokered Offering and (iii) the issuance of the maximum number of Common Shares in connection with the Sprott Tranche I Shares and Sprott Tranche II Shares (each as defined below), the Company expects that Teck will beneficially own, directly or indirectly, or exercise control or direction over, 404,737,104 Common Shares and warrants to purchase an additional 193,427,579 Common Shares, representing approximately 35.8% of the Company’s then issued and outstanding Common Shares on a non-diluted basis and approximately 45.2% on a partially diluted basis.

Therefore, in accordance with the TSX-V policies, the approval of the Company’s stockholders will be required with respect to Teck becoming a Control Person. In lieu of a special meeting of its stockholders, the Company intends to obtain the written consent of disinterested stockholders holding more than 50% of the current issued and outstanding Common Shares (the “Stockholder Consent”), which Stockholder Consent will exclude any votes held by Teck and its Affiliates or Associates (each as defined in the TSX-V policies).

Teck’s purchase of the Units is being made for investment purposes. Teck may determine to increase or decrease its investment in the Company depending on market conditions and any other relevant factors. This release is required to be issued under the early warning requirements of applicable securities laws. Teck’s head office is located at Suite 3300 – 550 Burrard Street, Vancouver, BC, V6C 0B3. In satisfaction of the requirements of the National Instrument 62-104 - Take-Over Bids And Issuer Bids and National Instrument 62-103 - The Early Warning System and Related Take-Over Bid and Insider Reporting Issues, early warning reports respecting the acquisition of Common Shares by Teck or its affiliates will be filed under the Company’s SEDAR+ at www.sedarplus.ca. A copy of Teck’s early warning report to be filed in connection with the Non-Brokered Private Placement may also be obtained by contacting Dale Steeves at 236-987-7405.

In connection with the Non-Brokered Offering, the Company intends to enter into a customary investor rights agreement (the “Teck IRA”) with Teck at closing of the Non-Brokered Offering pursuant to which, among other things, for as long as Teck holds 10% or more of the issued and outstanding Common Shares (on a fully diluted basis), Teck will have certain pre-emptive and information rights, including the right to appoint one nominee to the Company’s board of directors (the “Board”). In addition, in accordance with the terms of the Teck IRA, the Company will not be permitted to incur any additional indebtedness or grant any additional liens (other than certain permitted indebtedness and liens) nor grant any additional royalties, enter into any streaming arrangements or conduct any non-equity financings without the prior written consent of Teck.

4 Based on a USD/CAD exchange rate of 1.4370 as published by the Bank of Canada on March 5, 2025.

The Company is also pleased to announce that it has agreed to amend certain offtake agreements (the “Offtake Agreements”) previously entered into by the parties with respect to 100% of the zinc and lead concentrate production from the Project, including, among other amendments, applying the offtake to the life-of-mine production rather than the previously agreed 5-year term.

The Company intends to use the net proceeds of the Equity Financings to advance its efforts to re-start the Project and for general working capital purposes. The Equity Financings are expected to close concurrently on or before April 1, 2025 (the “Closing Date”), subject to the negotiation and execution of all necessary definitive documentation, customary closing conditions, and the receipt of all necessary stockholder, regulatory and stock exchange approvals, including the Stockholder Consent and, in the case of the Non-Brokered Offering, the completion of the Brokered Offering. There can be no assurance as to whether or when either or both of the Equity Financings may be completed, either on the terms disclosed herein or at all.

The securities to be issued under the Equity Financings will be subject to statutory hold period of four months and one day in accordance with applicable Canadian securities laws and to a concurrent six-month hold period in accordance with applicable U.S. securities laws. Such securities have not been registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States without registration under the U.S. Securities Act and all applicable state securities laws or compliance with requirements of an applicable exemption therefrom. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Standby Prepayment Facility

Also in connection with the Non-Brokered Offering, the Company and its wholly-owned subsidiary Silver Valley Metals Corp. (“Silver Valley”) intend to enter into a standby facility agreement with Teck (or an affiliate thereof) pursuant to which, among other things, Teck will provide an uncommitted revolving standby prepayment facility of up to US$10 million to the Company (the “SP Facility”), which will be available to the Company until the earlier of (i) June 30, 2028, and (ii) the date on which the Project hits 90% of name plate capacity or the date on which the Company is cash positive for a quarter, unless terminated earlier by Teck. The SP Facility will bear interest at a to-be-agreed-basis per annum, calculated and capitalized quarterly. The Company may use the SP Facility to pay any operating costs during ramp up and capital costs relating to the Project, for working capital and to pay accrued interest on the previously entered into silver loan with Monetary Metals. The SP Facility is to be secured by security interest over all assets, properties and undertaking of the Company and Silver Valley in form and scope similar to the security held by Sprott Streaming, with certain security to be held on a first priority basis. No securities of the Company will be issued to Teck in connection with the SP Facility.

Debt Restructuring Transactions

The Company also intends to restructure, either directly or indirectly, its existing debt financing package with Sprott Streaming and certain other creditors on the following principal terms:

(a)	the amendment and restatement of the Series 1 secured convertible debentures in the aggregate principal amount of US$6 million (collectively, the “Series 1 CDs”) previously issued to Sprott Streaming and certain other creditors, maturing on March 31, 2028, pursuant to which, among other things, (i) the rate of interest of the Series 1 CDs will be reduced from 7.5% to 5.0% per annum, (ii) the current conversion price, being the U.S. dollar equivalent of C$0.30 per Common Share, will be reduced to equal the Offering Price, and (iii) certain prepayment and conversion terms will be amended;

(b)	the amendment and restatement of the Series 2 secured convertible debentures in the aggregate principal amount of US$15 million (collectively, the “Series 2 CDs”) previously issued to Sprott Streaming, maturing on March 31, 2029, pursuant to which, among other things, (i) the rate of interest of the Series 2 CDs will be reduced from 10.5% to 5.0% per annum, (ii) the current conversion price, being the U.S. dollar equivalent of C$0.29 per Common Share, will be reduced to equal the Offering Price, and (iii) certain prepayment and conversion terms will be amended;

(c)	the exchange of a US$46 million multi-metals stream previously entered into with Sprott Streaming, which currently applies to up to 10% of payable metals sold from the Project and expires on June 23, 2063 (the “Stream”), for the Series 3 CDs, the Sprott Tranche II Shares and the Third Royalty referred to and defined below under paragraph (A) below;

(d)	the cancellation of the royalty put option previously granted to Sprott Streaming, pursuant to which, among other things, upon the occurrence of an event of default under any of the Series 1 CDs and the Series 2 CDs, Sprott Streaming may require the Company to purchase the First Royalty (as defined below);

(e)	the amendments of certain royalty interests granted to Sprott Streaming (collectively, the “First Royalty”), currently applying to certain primary, residual and other claims comprising the Project (with the royalty percentage being between 1.35% to 1.85% based on the type of claim), pursuant to which, among other things, the First Royalty will be consolidated into one 1.85% life-of-mine gross revenue royalty applying to both primary and secondary claims comprising the Project, which will also include additional surface and mineral rights recently acquired by the Company or Silver Valley, as applicable; and

(f)	the amendment and restatement of the loan agreement with respect to the existing senior secured credit facility in the aggregate principal amount of US$21 million advanced by Sprott Streaming (the “Debt Facility”), maturing on June 30, 2030 and secured by first-ranking interests and charges on all of the property and assets of the Company and its wholly-owned subsidiary Silver Valley Metals Corp., pursuant to which (i) the sliding scale royalty payable in connection with advances thereunder (the “Second Royalty Amendments”) will be fixed at 1.5% for both the primary and secondary claims comprising the Project and (ii) the Company’s royalty buyback option thereunder will be cancelled; the foregoing amendments will also be reflected in an amendment to the additional royalty granted to Sprott in connection with the Debt Facility,

(collectively, the “Debt Amendments”).

In consideration for, and in connection with, the Debt Amendments, the Company intends to, either directly or indirectly:

(A)	in consideration for the exchange of the Stream pursuant to the terms of a recapitalization agreement to be entered into among the Company, Teck, and Sprott Streaming, (i) issue to Sprott Streaming, on a private placement basis, two senior secured Series 3 convertible debentures in the aggregate principal amount of US$10 million (the “Series 3 CDs”) which, once issued, will (a) mature on June 30, 2030, (b) bear interest at an accrued rate of 5.0%, which interest shall be capitalized until the beginning of 2028 or an event of default, and (c) otherwise have terms substantially similar to the terms of the Series 1 CDs, (ii) issue up to 142,857,142 Common Shares at the Offering Price (“Sprott Tranche II Shares”) and (iii) grant Sprott Streaming an additional 1.65% life-of-mine gross revenue royalty on both the primary and secondary claims comprising the Project (the “Third Royalty”);

(B)	enter into a debt settlement agreement with Sprott Streaming, pursuant to which, among other things, Sprott Streaming will convert US$6 million outstanding under the Debt Facility, together with all accrued and unpaid interest thereon, in consideration of up to 58,142,857 Common Shares at the Offering Price (“Sprott Tranche I Shares”) and the Second Royalty Amendments (the “Sprott Loan Conversion”);

(C)	enter into an amended and restated intercreditor agreement with, among others, the Company, Teck, Monetary Metals and Sprott Streaming pursuant to which certain payment terms under the First Royalty, the Second Royalty Amendment, Third Royalty, the Series 1CDs, the Series 2 CDs, the Series 3 CDs and the Debt Facility will be waived, restricted or otherwise revised during the term in which the Company has any outstanding obligations owing under the SP Facility;

(D)	enter in amending agreement to the note purchase agreement dated August 8, 2024, as previously by amended by a first amending agreement dated November 11, 2024 (the “MM NPA”), with Monetary Metals to, among other things, (i) reduce the management fee payable thereunder to Monetary Metals, and (ii) clarify the calculation of the cash flow sweep; and

(E)	in connection with the Transactions (as defined below), the Company, Monetary Metals and Teck will enter into an agreement whereby Monetary Metals will agree to use commercially reasonable efforts to extend the term of the promissory note issued under the MM NPA and issue a new silver bond,

(together with the Debt Amendments, the “Restructuring Transactions” and, collectively with the Equity Financings and the SP Facility, the “Transactions”).

The Company expects that Sprott Streaming will own greater than 20% of the issued and outstanding Common Shares following the closing of the Transactions and therefore will become a Control Person. As at the date hereof, Sprott Streaming beneficially owns, directly or indirectly, or exercises control or direction over, approximately 49,251,872 Common Shares, warrants to purchase an additional 3,000 Common Shares and secured debentures convertible into up to an aggregate of approximately 98,909,523 Common Shares5 (based on the principal amount only), representing approximately 13.7% of the current issued and outstanding Common Shares on a non-diluted basis and approximately 32.3% on a partially diluted basis. Assuming the completion of (i) the maximum offering amount under the Brokered Offering (excluding the exercise of the Agents’ Option), (ii) the maximum offering amount under the Non-Brokered Offering and (iii) the issuance of the maximum number of Common Shares in connection with the Sprott Tranche II Shares and Sprott Loan Conversion, the Company expects that Sprott Streaming will beneficially own, directly or indirectly, or exercise control or direction over, approximately 250,251,871 Common Shares, warrants to purchase an additional 3,000 Common Shares and secured debentures convertible into up to an aggregate of approximately 194,147,618 Common Shares (based on the principal amount only), representing approximately 22.1% of the Company’s then issued and outstanding Common Shares on a non-diluted basis and approximately 33.5% on a partially diluted basis. Therefore, in accordance with the TSX-V policies, the approval of the Company’s stockholders will be required with respect to Sprott Streaming becoming a Control Person, which the Company anticipates obtaining in the aforementioned Stockholder Consent, with the votes of Sprott Streaming and its Affiliates and Associates being excluded from the Stockholder Consent.

Furthermore, in connection with the Restructuring Transactions, the Company intends to enter into an investor rights agreement with Sprott Streaming pursuant to which, for as long as Sprott Streaming holds 10% or more of the issued and outstanding Common Shares (on a fully diluted basis), Sprott Streaming will have the right to appoint one nominee (or an observer) to the Board.

5 Based on a CAD/USD exchange rate of 0.6959 as published by the Bank of Canada on March 5, 2025.

Each of the Restructuring Transactions with Sprott Streaming constitutes a “related party transaction” within the meaning of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company intends to rely on the exemptions from the formal valuation and minority shareholder approval requirements provided under Section 5.5(g) and 5.7(e) under MI 61-101 related to the financial hardship of the Company. Furthermore, the Restructuring Transactions are expected to close on or before the Closing Date, subject to the execution of all necessary definitive documentation, customary closing conditions, and the receipt of all necessary regulatory and stock exchange approvals. There can be no assurance as to whether or when the Restructuring Transactions may be completed, either on the terms disclosed herein or at all.

The Common Shares to be issued in connection with the Restructuring Transactions will be subject to statutory hold period of four months and one day in accordance with applicable Canadian securities laws and to a concurrent six month hold period in accordance with applicable U.S. securities laws. Such Common Shares have not been registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the Unites States without registration under the U.S. Securities Act and all applicable state securities laws or compliance with requirements of an applicable exemption therefrom. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Amendment to Articles of Incorporation

In connection with the Transactions, the Company anticipates amending its articles of incorporation to increase the total number of shares of capital stock that the Company is authorized to issue from 1,510,000,000 shares to 2,510,000,000 shares, which requires the approval of the Company’s stockholders. In lieu of a special meeting of its stockholders, the Company intends to obtain the written consent of disinterested stockholders by way of the aforementioned Stockholder Consent.

Closing of Royalty Amendment

Further to the news release dated February 25, 2025, the TSX-V has approved the amendment to the First Royalty (the “First Amendment”) which, for greater certainty, is separate from the further amendments to the First Royalty discussed above. The First Royalty currently applies to certain primary, residual and other claims comprising the Project (the “Land Package”), with the applicable percentage currently being between 1.35% to 1.85% based on the type of claim.

Under the First Amendment, the First Royalty now also applies to certain additional surface and mineral parcels (the “Additional Claims”) between patented mining claims that are within the existing boundaries of the Land Package, as required by the terms of the First Royalty. The Additional Claims in aggregate cover an immaterial portion of the total Land Package and were identified by the Company as part of its annual review of the Land Package to ensure there are no gaps in the claims comprising the Land Package.

ABOUT BUNKER HILL MINING CORP.

Bunker Hill is an American mineral exploration and development company focused on revitalizing our historic mining asset: the renowned zinc, lead, and silver deposit in northern Idaho’s prolific Coeur d’Alene mining district. This strategic initiative aims to breathe new life into a once-productive mine, leveraging modern exploration techniques and sustainable development practices to unlock the potential of this mineral-rich region. Bunker Hill Mining Corp. aims to maximize shareholder value while responsibly harnessing the mineral wealth in the Silver Valley mining district by concentrating our efforts on this single, high-potential asset. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR+ and EDGAR databases.

On behalf of Bunker Hill Mining Corp.

Sam Ash

President and Chief Executive Officer

For additional information, please contact:

Brenda Dayton

Vice President, Investor Relations

T: 604.417.7952

E: brenda.dayton@bunkerhillmining.com

Cautionary Statements

Neither the TSX-V nor its Regulation Services Provider (as that term is defined in the policies of the TSX-V) accepts responsibility for the adequacy or accuracy of this news release.

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this news release include, but are not limited to, statements regarding: the Company’s objectives, goals or future plans, including with respect to the restart and development of the Project in a manner that maximizes shareholder value; the achievement of future short-term, medium-term and long-term operational strategies, including the timing of commissioning and operations and full nameplate production; the terms of and anticipated benefits of the Transactions, including the Company’s ability to enter into definitive documentation with respect to the Transactions or complete the Transactions on the terms described herein by the Closing Date or at all; the creation of new Control Persons of the Company; the anticipated benefits of the partnership with Teck; the amendment of the Offtake Agreements; the completion of the Brokered Offering; the intended use of the net proceeds of the Equity Financings and any advances under the SP Facility; the exercise of the Agents’ Option; the creation of mining jobs in the Silver Valley, Idaho; the Company obtaining all necessary stockholder, regulatory and stock exchange approvals with respect to the Transactions and the amendment to the Company’s articles of incorporation, including the approval of the TSX-V and the Stockholder Consent; Bunker Hill’s ability to secure sufficient project financing to complete the construction and development of the Project and move it to commercial production on an acceptable timeline, on acceptable terms, or at all; and the proposed amendment of the articles of incorporation of the Company. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: Bunker Hill’s ability to receive sufficient project financing for the restart and development of the Project on an acceptable timeline, on acceptable terms, or at all; our ability to service our existing debt and meet the payment obligations thereunder, including following the Restructuring Transactions, if completed; further drilling and geotechnical work supporting the planned restart and operations at the Project; the future price of metals; and the stability of the financial and capital markets. Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties identified in public filings made by Bunker Hill with the U.S. Securities and Exchange Commission (the “SEC”) and with applicable Canadian securities regulatory authorities, and the following: Bunker Hill’s ability to consummate the Transactions on the terms described herein or at all; Bunker Hill’s ability to obtain the Stockholder Consent; Bunker Hill’s ability to realize the anticipated benefits of the Transactions, including with respect to the Restructuring Transactions; Bunker Hill’s ability to use the net proceeds of the Equity Financings in a manner that will increase the value of stockholders’ investments; the dilution of current stockholders as a result of the consummation of the Equity Financings and the Sprott Loan Conversion; Bunker Hill’s ability to operate as a going concern and its history of losses; Bunker Hill’s inability to raise additional capital for project activities, including through equity financings, concentrate offtake financings or otherwise; the fluctuating price of commodities; capital market conditions; restrictions on labor and its effects on international travel and supply chains; failure to identify mineral resources; further geotechnical work not supporting the continued development of the Project or the results described herein; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to raise sufficient project financing, on acceptable terms or at all, to restart and develop the Project and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit, with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; the Company requiring additional capital expenditures than anticipated, resulting in delays in the expected restart timeline; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Project complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; and capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry. Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable, undue reliance should not be placed on such statements or information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all, including as to whether or when the Company will achieve its project finance initiatives, or as to the actual size or terms of those financing initiatives, or whether and when the Company will achieve its operational and construction targets. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual report and may be accessed through the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov).